                           SECOND AMENDED AND RESTATED
               SUBSIDIARY COLLATERAL ACCOUNTS ASSIGNMENT AGREEMENT

          This SECOND AMENDED AND RESTATED SUBSIDIARY COLLATERAL ACCOUNTS ASSIGNMENT AGREEMENT (this "Agreement") is dated as of May 2, 1994, and made between each corporation listed on Schedule I hereto (the "Subsidiary Borrowers" or the "Pledgors") and BANKERS TRUST COMPANY, as Agent (the "Agent") for the financial institutions from time to time parties to the Subsidiary Credit Agreement (as hereinafter defined)(the "Lenders").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, certain of the parties hereto are parties to the Subsidiary Collateral Accounts Assignment Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Subsidiary Collateral Accounts Assignment Agreement dated as of July 21, 1992 (the "1992 Subsidiary Collateral Accounts Assignment Agreement"), and now desire to amend and restate such agreement in its entirety; and

          WHEREAS, Charter Medical Corporation, a Delaware corporation (as successor to WAF Acquisition Corporation, a Delaware corporation, the "Company"), certain of the Lenders, the Agent, Wells Fargo Bank, National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents"), entered into that certain Credit Agreement dated as of September l, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated as of July 21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which certain of the Lenders made certain loans and commitments to the Company, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Company; and

          WHEREAS, certain Borrowers, certain of the Lenders, the Original Co-Agents and the Agent entered into a Credit Agreement, dated as of September l, 1988 which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and, together with the 1992 Company Credit Agreement, the "1992 Credit Agreement"), which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and issued letters of credit for the benefit of, the Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Borrowers; and

          WHEREAS, the Lenders have agreed to amend and restate the 1992 Credit Agreements upon terms and conditions acceptable to the Company and the Borrowers; and

          WHEREAS, it was a condition precedent to the incurrence of loans and participation in letters of credit under the 1992 Credit Agreements that the Pledgors execute and deliver to the Agent the 1992 Subsidiary Collateral Accounts Assignment Agreement and it is a condition precedent to the incurrence of loans and the issuance of letters of credit under the Credit Agreements that each Pledgor executes and delivers to the Agent this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, each Pledgor and the Agent hereby agree as follows:

          SECTION 1. DEFINITIONS. (a) The terms defined in the Subsidiary Credit Agreement (by reference to the Company Credit Agreement or otherwise) and not otherwise defined herein, including in the recital paragraphs, are used herein as defined therein.

          (b) The following terms used in this Agreement shall have the following meanings:

          "COLLATERAL" means (a) all funds from time to time on deposit in the Subsidiary L/C Cash Collateral Account, (b) all investments in the Subsidiary L/C Cash Collateral Account and all certificates and instruments from time to time representing or evidencing such Investments, (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgors in substitution for or in addition to any or all of the Collateral, (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

          "INVESTMENTS" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

          "OBLIGATIONS" means all obligations of each Pledgor under the Subsidiary Credit Agreement and the other Credit Documents.

          "SUBSIDIARY L/C CASH COLLATERAL ACCOUNT" means the cash collateral account established and maintained pursuant to Section 2 hereof.

          SECTION 2. ESTABLISHMENT OF COLLATERAL ACCOUNT. (a) If, at any time, any Subsidiary Borrower is required to deposit any amounts into the L/C Cash Collateral Account pursuant to Section 4.2(a) of the Subsidiary

Credit Agreement, the Agent and the Subsidiary Borrowers shall , and at all other times the Agent may, and upon the request of the Agent the Borrowers shall, establish and maintain at the Payment Office, in the name of the Pledgors but under the sole dominion and control of the Agent, a cash collateral account bearing interest only as a result of investments permitted by Section 5. The Pledgors hereby jointly and severally agree to deposit in the Subsidiary L/C Cash Collateral Account each amount, if any, required to be so deposited in respect of Subsidiary Letters of Credit pursuant to Section 4.2(a) of the Subsidiary Credit Agreement.

          (b) Any amounts deposited in the Subsidiary L/C Cash Collateral Account shall be (A) applied to the reimbursement of payments made by the L/C Banks and the other Lenders in respect of drawings under Subsidiary Letters of Credit in accordance with and subject to Sections 2.3 and 2.4 of the Subsidiary Credit Agreement or Section 9 of the Credit Agreements, (B) applied in accordance with Section 12 hereof or (C) released to the Pledgors pursuant to
Section 4.2(a) of the Subsidiary Credit Agreement.

          SECTION 3. CONDITIONAL ASSIGNMENT OF COLLATERAL. Each Pledgor hereby assigns to the Agent for its benefit and the benefit of the Lenders, and grants to the Agent for its benefit and the benefit of the Lenders a lien and security interest in, the Collateral. In accordance with Section 12 hereof, upon the failure of any Pledgor to pay the Obligations in accordance with the provisions of the Subsidiary Credit Agreement and the other Credit Documents, the Agent may apply any and all amounts constituting and in respect of Collateral in satisfaction of the payment in full of the Obligations. Upon payment in full of the Obligations, the Agent agrees to re-assign to the Pledgors the remaining Collateral.

          SECTION 4. DELIVERY OF COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. In the event any Collateral is not evidenced by a certificate, a notation, reflecting title in the name of the Agent or the security interest of the Agent shall be made in the records of the issuer of such Collateral or in such other appropriate records as the Agent may require, all in form and substance reasonably satisfactory to the Agent.
The Agent shall have the right, upon the occurrence and during the continuance of an Event of Default to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 5. INVESTING OF AMOUNTS IN THE SUBSIDIARY L/C CASH COLLATERAL ACCOUNT. Cash held by the Agent in the Subsidiary L/C Cash Collateral Account shall not be invested or reinvested except as provided in this Section 5.

          (a)  Except as otherwise provided in Section 12 hereof, the Company
(i) may direct the Agent to (A) invest cash (including the proceeds of sales of Cash Equivalents) in the Subsidiary L/C Cash Collateral Account from time to time in Cash Equivalents and (B) deliver to the Company for distribution to the respective Pledgors any interest accrued on the amounts deposited in the Subsidiary L/C Cash Collateral Account; PROVIDED, that the Agent shall not be obligated to deliver any such interest (x) more often than once every calendar month, (y) to the extent that either before or after such delivery of interest, the Company would be required to deposit any amount in the Subsidiary L/C Cash Collateral Account pursuant to Section 4.2(a) of the Subsidiary Credit Agree-ment, or (z) upon the occurrence and during the continuance of an Event of Default; and (ii) shall direct the Agent to sell any such Cash Equivalents from time to time to the extent necessary such that the amount of cash held in the Subsidiary L/C Cash Collateral Account is sufficient to permit any application thereof to the payment of the Obligations as provided in the Subsidiary Credit Agreement.

          (b) The Agent is hereby authorized to sell or set-off, and shall sell, all or any designated part of the Collateral (i) so long as no Event of Default shall have occurred and be continuing, upon the receipt of appropriate written or tested telex instructions from the

Company, or (ii) in any event (but only with prior written notice to the Company) if such sale is necessary to permit the Agent to perform its duties hereunder or under the Subsidiary Credit Agreement, PROVIDED, HOWEVER that the Agent shall have no responsibility for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise as a result of any such sale or any sale pursuant to Section 12. Except as provided in paragraph
(a) above, any interest on securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Subsidiary L/C Cash Collateral Account by the Agent.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. In addition to its representations and warranties made pursuant to Section 6 of the Subsidiary Credit Agreement, each Pledgor represents and warrants to the Agent for the benefit of the Lenders that the following statements are true, correct and complete:

          (a) On and after the Closing Date, the Pledgors will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement; and

          (b) The pledge, assignment and possession of the Collateral pursuant to this Agreement creates a valid assignment of, and a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

          SECTION 7. FURTHER ASSURANCES. Each Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to protect the assignment given hereby or to perfect and protect any security interest granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 8. TRANSFERS AND OTHER LIENS. Except as permitted hereunder, each Pledgor agrees that it will not (a) sell or otherwise dispose of any Collateral or any interest in the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement and Permitted Liens.

          SECTION 9. THE AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the Agent as its attorney-in-fact, coupled with an interest and with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Agent's reasonable discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and the Agent has not assumed and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Pledgor.

          SECTION 10. THE AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, after notice to such Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent, as the case may be, incurred in connection therewith shall be payable by the Pledgors under Section l3 hereof.

          SECTION 11. STANDARD OF CARE; NO RESPONSIBILITY FOR CERTAIN MATTERS. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with its own property of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from

Investments made pursuant to Section 5 hereof, except for a loss resulting from the Agent's gross negligence or willful misconduct in complying with said
Section 5, or (e) determining (i) the correctness of any statement or calculation made by any Pledgor in any written or telex (tested or otherwise) instructions, or (ii) whether any deposit in the Subsidiary L/C Cash Collateral Account is proper.

          SECTION 12. REMEDIES UPON DEFAULT. If any Default or Event of Default shall have occurred and be continuing:

          (a) the Agent may sell all or any portion of the Collateral and apply the cash proceeds thereof and any other cash in the Subsidiary L/C Cash Collateral Account to the payment of any of the Obligations, whether or not due, in such order as the Required Lenders may determine in their sole discretion; any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus; and

          (b) anything contained herein to the contrary notwithstanding, any of the Collateral consisting of investments in call deposits of the Lenders shall be subject to the Lenders' rights of set-off under Section 12.2 of the Subsidiary Credit Agreement.

          SECTION 13. INDEMNITY. Without duplication of any amounts payable under Section 12.1 of each of the Company Credit Agreement and the Subsidiary Credit Agreement and any other similar indemnity provision contained in any other Credit Document, the Pledgors shall (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent actually incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent with respect thereto) of and in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom) and of the Agent and each Lender actually incurred in connection with the preservation of rights under, and enforcement of, and, after an

Event of Default, renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each Lender);
(ii) pay and hold the Agent and each of the Lenders harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Pledgors shall not be responsible to the Agent, or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. It is understood that the Pledgors shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceedings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Agent) except that, if any Indemnified Party other than the Agent shall determine, in its sole discretion, that there may be a conflict in such firm representing the Agent and such Indemnified Party, then the Pledgors shall be liable for the reasonable fees and expenses of an additional firm for such Indemnified Party whose interests may be in conflict. The Pledgors' obligations under this Section 13 shall survive any termination of this Agreement.

          SECTION 14. NO WAIVER. No failure on the part of the Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law, in equity or under any other Credit Document.

          SECTION 15. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be executed in accordance with the terms of the Subsidiary Credit Agreement.

          SECTION 16. NOTICES. Except as otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be given to the parties hereto at the addresses and in the manner specified in the Subsidiary Credit Agreement.

          SECTION 17. CONTINUING SECURITY INTEREST; TERMINATION. Except as provided hereunder and under the Subsidiary Credit Agreement, none of the Pledgors nor any Person claiming on behalf of or through the Pledgors shall have any right to withdraw any of the funds held in the Subsidiary L/C Cash Collateral Account until the termination of the Total Revolving Loan Commitment, indefeasible payment in full of all of the Obligations and no Letters of Credit or Subsidiary Letters of Credit are outstanding. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the Total Revolving Loan Commitment, indefeasible payment in full of all Obligations and no Letters of Credit or Subsidiary Letters of Credit are outstanding, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent, the Lenders, and their respective successors, transferees and assigns; PROVIDED that no Pledgor may assign or transfer any of its interests or obligations hereunder without the written consent of the Required Lenders. Without limiting the generality of the foregoing clause (c) and subject to the provisions of Section 12.4 of the Subsidiary Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the termination of the Total Revolving Loan Commitment, indefeasible payment in full of the Obligations and the cancellation or expiration of all outstanding Letters of Credit and Subsidiary Letters of Credit, each Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 18. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH PLEDGOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH PLEDGOR, TO RECEIVE, FOR AND ON BEHALF OF SUCH PLEDGOR, SERVICE OF PROCESS IN SUCH JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO SUCH PLEDGOR AT ITS ADDRESS SET FORTH IN THE SUBSIDIARY CREDIT AGREEMENT, BUT THE FAILURE OF ANY PLEDGOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SER-

VICE OF SUCH PROCESS. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

          SECTION 19. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER.

          SECTION 20. AMENDMENT AND RESTATEMENT. This Agreement constitutes an amendment and restatement of the 1992 Subsidiary Collateral Accounts Assignment Agreement amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and restated. The parties do not intend that this Agreement constitute a novation, termination, release or satisfaction of the Original Instrument, or constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.

                                                  Charter Medical Corporation
                                                        Subsidiary Collateral
                                                Accounts Assignment Agreement
                                                                  May 2, 1994





          IN WITNESS WHEREOF, each Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        BANKERS TRUST COMPANY,
                                             as Agent


                                        By  /s/ Mary Kay Coyle
                                           --------------------------------
                                             Name:  Mary Kay Coyle
                                             Title:  Vice President



                                        PLEDGORS:


                                        By  /s/ Charlotte A. Sanford
                                           --------------------------------
                                             Charlotte A. Sanford in her
                                             capacity as Treasurer for each of
                                             the corporations, each as a
                                             Pledgor, listed on Schedule I
                                             hereto

                                   SCHEDULE I


           SECOND AMENDED AND RESTATED SUBSIDIARY COLLATERAL ACCOUNTS


                              ASSIGNMENT AGREEMENT




I.   LETTERS OF CREDIT

     Charter Behavioral Health System of New Mexico, Inc.
     Charter Behavioral Health System of Charleston, Inc.
     Charter Behavioral Health System of Northwest Arkansas, Inc.
     Charter Behavioral Health System of Central Georgia, Inc.
     Charter Fairmount Behavioral Health System, Inc.
     Charter Forest Behavioral Health System, Inc.
     Charter Hospital of St. Louis, Inc. (Greenville)
     Charter Palms Behavioral Health System, Inc.
     Charter Plains Behavioral Health System, Inc.
     Charter Ridge Behavioral Health System, Inc.
     Charter Rivers Behavioral Health System, Inc.
     Charter Springs Behavioral Health System, Inc.
     CMSF, Inc. (Glade)

II.  SUBSIDIARY LOANS

     Charter Behavioral Health System of Northern California, Inc. Charter Behavioral Health System of Northwest Indiana, Inc.
     Charter Hospital of St. Louis, Inc. (Orlando South)
     Charter Indianapolis Behavioral Health System, Inc.
     Charter Lakeside Behavioral Health System, Inc.
     Charter Mission Viejo Behavioral Health System, Inc.
     Charter San Diego Behavioral Health System, Inc.
     Charter South Bend Behavioral Health System, Inc.
     Charter Terre Haute Behavioral Health System, Inc.
     Charter Woods Behavioral Health System, Inc.